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                                                                   EXHIBIT 99.11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectuses constituting parts of this Post-Effective Amendment No. 22, File No. 2-78609, to the registration statement of Form N-1A (the "Registration Statement") of our reports dated January 30, 1998, relating to the financial statements and financial highlights of Freedom California Tax Exempt Money Fund and Freedom Tax Exempt Money Fund (each a series of Freedom Group of Tax Exempt Funds), which appear in such prospectuses, and to the incorporation by reference of our reports into the Statements of Additional Information which also constitute parts of this Registration Statement. We also consent to the references to us under the headings "Our Financial Highlights" and "Independent Accountants and Financial Statements" in such prospectuses and to the reference to us under the headings "Financial Statements and Independent Accountants" in such Statements of Additional Information.




/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts
February 26, 1998